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                                                                   EXHIBIT 10.16

                SHENZHEN REAL ESTATE SALES AND PURCHASE CONTRACT

                Shen Fu Bao (_____) Fang Yu Mai Zi ( ) No. ______


Seller ("Party A"):          SHENZHEN LIBAOYI INDUSTRY DEVELOPMENT CO., LTD.

Address: NO. 2 FENG HUANG ROAD, FUTIAN FREE TRADE ZONE, SHENZHEN, PEOPLE'S REPUBLIC OF CHINA ("PRC")

Legal representative:        Wang Teng Qin; position: GENERAL MANAGER

I.D. Card/Passport No.:      230106581025042

Appointed agent:             BLANK  ; nationality/ancestral home: BLANK
                             telephone: BLANK

I.D. Card/Passport No.:      BLANK

Address:                     BLANK


Buyer ("Party B")            BLANK

Name:                        BLANK  ; nationality/ancestral home: BLANK
                             telephone: BLANK

I.D. Card/Passport No.:      BLANK

Address:                     BLANK

Name of company or
organization:                NEW FOCUS INC. (FOR ITSELF AND ON BEHALF OF ITS
                             WHOLLY FOREIGN-OWNED ENTERPRISE TO BE ESTABLISHED
                             IN THE FUTIAN FREE TRADE ZONE, SHENZHEN, PRC)

Address: 2630 WALSH AVENUE, ; telephone: _________________ SANTA CLARA, CA, 95051, USA

Legal representative;        Bob Ma; position: General Manager

I.D. Card/Passport No.:      700848160

Appointed agent:             BLANK  ; nationality/ancestral home: BLANK



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                             telephone: BLANK

I.D. Card/Passport No.:      BLANK

Address:                     BLANK



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Article 1. This Contract is made in accordance with the relevant laws and regulations of the People's Republic of China and the Regulations for the Assignment of Real Estate in the Shenzhen Special Economic Zone.

Article 2. Having entered into a Contract for the Grant of Land Use Rights (ref.
Shen Bao Shui Tu Di Zi (   ) No. _________ with the Shenzhen Futian Bonded Zone
Administration (the "Municipal Administration"), Party A has obtained the land use rights to Lot No. B105-93(2) in the Shenzhen Futian Bonded Zone with an area of 9,520.8 square meters. The purpose of the land is INDUSTRIAL USE. The land use term runs from 29 SEPTEMBER 1997 to 28 SEPEMBER 2047, a total of 50 years. Ownership of the land vests in the People's Republic of China. The number of the Real Estate Title Certificate obtained for the land is (NOT YET APPLIED).

Having obtained approval, Party A is constructing real estate named WANLI INDUSTRIAL BUILDING on the said land. The principal building is INDUSTRIAL in nature and has a FRAMEWORK structure of 7 floors. Party A is currently carrying out approved pre-sale of the real estate. The number of its Real Estate Pre-Sale Permit is BLANK and the number of its Permit for Foreign Sale of Commodity Residences is BLANK. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 3. Party B shall purchase from Party A Unit BLANK, Building/Block BLANK of the said real estate. The said unit is located on the 5TH TO 7TH floor and has a floor area of 10,796.31 square meters. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 4. The Parties agree that the selling price of the said real estate shall be RMB2,827.95/square meter (of floor area), totaling 30,526,985
Yuan Renminbi Exactly.

Article 5. Party A has appointed BLANK as pre-sale collection agent and escrow and BLANK as the project's supervising engineers, and warrants that it will perform the pre-sale moneys escrow agreement executed among the three parties. Party B agrees to remit the pre-sale moneys set forth in Schedule BLANK to the said collection agent. The name and number of the pre-sale collection agent's account are BLANK and BLANK, respectively. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 6. If Party B fails to make timely payment in accordance with Schedule BLANK as specified in Article 5 hereof, Party A shall have the right to claim liquidated damages from Party B. If the amount of the unit's price paid by Party B is 50 percent or more of the amount payable, Party B shall pay to Party A liquidated damages for late payment at the rate of 0.05 percent of the overdue amount of the unit's price for each day of delay. If the amount of the unit's price paid by Party B is less than 50 percent of the amount payable, Party A may claim liquidated damages from Party B at the rate of BLANK percent of the total price of the unit.

If the delay exceeds 60 days, Party A shall have the right to unilaterally



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terminate this Contract. In such case Party A shall, within 10 days, deduct the liquidated damages specified in the preceding paragraph from the real estate price already paid by Party B and refund the balance to Party B, together with written notification. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 7. Party A must deliver the real estate provided for herein, after it has been accepted, to Party B for its use on BLANK. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 8. If Party A fails to deliver the real estate to Party B for its use at the time specified in the preceding Article, it shall pay liquidated damages to Party B equal to 0.05 percent of the above-mentioned real estate price for each day of delay.

If the delay exceeds 30 days, Party B shall have the right to unilaterally terminate the Contract by written notice to Party A, in which case Party A shall, within 10 days, refund to Party B the entire amount paid by Party B (without interest) and pay liquidated damages at the rate of 10 percent of the price of the real estate. If Party B does not terminate the Contract, Party A shall pay liquidated damages to Party B equal to 0.03 percent of the above-mentioned said real estate price for each day of delay. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 9. If the Real Estate Sales and Purchase Contract becomes non-performable or only partially performable as a result of an event of force majeure such as a fire, earthquake, flood or war, etc., Party A must obtain documentary evidence from the relevant municipal authority of Shenzhen.

Article. 10. The real estate sold by Party A may be delivered to Party B for its use only after the entire construction project has been completed in accordance with the engineering drawings approved by the Futian Bonded Zone Administration and accepted by the Shenzhen municipal authority in charge of construction projects, and the road access and water and power supply have been connected, and the Certificate of Acceptance Upon Completion of Construction has been obtained.

Article 11. If the actual floor area of the real estate delivered is larger or smaller than the area provided for herein, Party A or Party B shall have the right to demand that the other Party make up or refund the portion of the purchase price which corresponds to the difference in area. If the finishing of the real estate delivered is not according to the finishing standards stipulated in Schedule 3 hereto, Party B shall have the right to demand compensation from Party A for the portion of the price which corresponds to the difference in the level of the finishing. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 12. Party A shall issue a receipt for full payment of the unit's purchase price after Party B has paid the same in full. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)



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Article 13. BLANK shall be responsible for management of the real estate for the period between the delivery of the real estate and the appointment of a management organization for the residential area by the owner's committee. Party B shall abide by the relevant property management regulations. Party A gives a one-year maintenance warranty from the date of delivery of the real estate to Party B. If the real estate suffers damage not attributable to Party A, Party A may assist with repairs, but the repair expenses shall be borne by Party B itself.
(PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 14. Within 150 days after obtaining the Certificate of Acceptance Upon Completion of Construction, Party A shall notify Party B that they should jointly apply to the Shenzhen Futian Bonded Zone Administration for registration of the real estate transfer. After the transfer of title to the real estate has been registered and a certificate issued, Party B shall legally have the rights of occupation, use, receipt of earnings and disposal. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 15. Each of the Parties shall bear its own taxes and fees pertaining to the obtaining of the Real Estate Title Certificate, in accordance with state, provincial and municipal regulations.

Article 16. If Party B is unable to obtain the Real Estate Title Certificate within the statutory period due to the fault of Party A, Party A shall pay rent to Party B at the rent guidance rate specified by the authority in charge of leasing of premises. Such rent shall be payable from the 180th day of the date on which Party A obtains the Certificate of Acceptance Upon Completion of Construction until the date on which the Futian Bonded Zone Administration issues the Real Estate Title Certificate. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 17. Lot No. BLANK on which the real estate sold by Party A is located as well as the public facilities are owned in common by the real estate title owners within that area (except where agreed otherwise). Party B shall bear obligations according to the area apportioned to the land occupied by it. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 18. Party A reserves for itself the rights and interests in the projects set forth in Schedule 4. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 19. Party B shall pay land use fees in accordance with relevant municipal regulations after it has obtained title to the real estate.

Article 20. When title to the real estate passes, Party A shall deliver a photocopy of the Contract for the Grant of Land Use Rights to Party B. The rights and obligations provided for in the Contract for the Grant of Land Use Rights shall pass simultaneously with the passing of title.

Article 21. Party A shall file this Contract with the Shenzhen Futian Bonded



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Zone Administration for registration within seven days of its entry into effect.

Article 22. The Parties may stipulate other terms in Schedule 5. Schedule 5 which must be signed and sealed by the Parties.

Article 23. Disputes arising in connection with this Contract shall be resolved through consultations between the Parties. If consultations are unsuccessful, the dispute shall be resolved by one of the following methods (check the box of the method selected; only one method may be selected): degrees1/4 application to the Shenzhen Arbitration Commission for arbitration; degrees1/4 institution of legal proceedings in a People's Court; degrees1/4 application to a Chinese international economic and trade arbitration institution for arbitration (applicable only if one or both Parties are organizations or individuals outside China). (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 24. Schedules 1, 2, 3, 4 and 5 and the Map attached hereto all form part of this Contract. Text entered in the Contract with a fountain pen shall be as valid as the typed and printed text. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 25. This Contract, together with Schedules 1, 2, 3, 4 and 5 and the Map, has a total of BLANK pages and is made in BLANK, equally authentic copies, of which Party A, Party B, the notary public's office (in the case of a real estate sales and purchase contract with a foreign element) and the Shenzhen Futian Bonded Zone Administration shall each hold one copy. (PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS)

Article 26. This Contract shall enter into effect on the date of execution by both Parties. If one or both of the Parties are organizations or individuals outside China, this Contract shall enter into effect on the date of notarization by a Shenzhen notary public's office.

Party A (affix signature/seal):             Party B (affix signature/seal):

SHENZHEN LIBAOYI INDUSTRY                   NEW FOCUS INC.
DEVELOPMENT CO., LTD.                       (FOR ITSELF AND ON BEHALF OF ITS
                                            WHOLLY FOREIGN-OWNED ENTERPRISE TO
                                            BE ESTABLISHED IN FUTIAN FREE TRADE
                                            ZONE, SHENZHEN)



By: /s/ WANG BAO CHENG                      By: /s/ BOB MA
   ---------------------------------           ---------------------------------
Name: Wang Bao Cheng                        Name: Bob Ma
Title: Chairman                             Title: General Manager
Nationality: China                          Nationality: USA



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Agent of Party A                            Agent of Party B
(affix signature/seal):                     (affix signature/seal):



                                            Date: 6 April 2000


Certification unit:

Certifying representative (affix seal):


Date:



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SCHEDULE 1


Payment of the unit's price in a lump sum during the construction period:

A BLANK percent discount on the sales price is available for full payment if the unit's price is paid in full at the time of execution of this Contract, in which case the total price will be BLANK Yuan Renminbi/Hong Kong Dollars Exactly.



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SCHEDULE 2


Payment of the unit's price in BLANK installments during the construction period:

1. BLANK percent of the entire price of the unit, i.e. BLANK Yuan Renminbi/Hong Kong Dollars, shall be paid within BLANK days of the date of execution.

2. BLANK percent of the entire price of the unit, i.e. BLANK Yuan Renminbi/Hong Kong Dollars, shall be paid by BLANK.

3. BLANK percent of the entire price of the unit, i.e. BLANK Yuan Renminbi/Hong Kong Dollars, shall be paid by BLANK.

4. BLANK percent of the entire price of the unit, i.e. BLANK Yuan Renminbi/Hong Kong Dollars, shall be paid by BLANK.

5. BLANK percent of the entire price of the unit, i.e. BLANK Yuan Renminbi/Hong Kong Dollars, shall be paid by BLANK; or mortgage loan procedures shall be duly carried out with the relevant bank before that date and payment made within the prescribed time limit.



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SCHEDULE 3


Finishing standards:

1.      Exterior walls:             lath face bricks
                                    building floors: first floor: wearproof
                                  tiles; other floors: cement plaster

2.      Interior walls:             latex paint


3.      Ceilings:                   corridors: false ceilings; rooms: white
                                    latex paint

4.      Floors:                     first floor: wearproof tiles; other floors:
                                  cement plaster


5.      Doors and windows:          doors: fire doors windows: white aluminum
                                  alloy frames; green panes

6.      Kitchen:                     /

7.      Bathrooms:                  each unit has separate ladies' and gents'
                                  toilets

8.      Balcony:                     /

9.      Elevators:                  two 3-tonne goods elevators and two 2-tonne
                                  goods elevators

10.     Miscellaneous:            (a) each unit has a fire door
                                  (b) automatic sprinkler system, fire hydrant
                                      system



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SCHEDULE 4


The rights and interests in the projects set forth below shall vest in Party A:

1. PARTY A AND PARTY B SHALL JOINTLY OWN ALL THE COMMON FACILITIES OF WANLI INDUSTRIAL BUILDING. THEIR SHARE OF INTEREST IN SUCH FACILITIES SHALL BE PROPORTIONAL TO THE AMOUNT OF GROSS FLOOR AREAS OF WANLI INDUSTRIAL BUILDING OWNED BY THEM RESPECTIVELY.


2.      BLANK

3.      BLANK

4.      BLANK

5.      BLANK



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SCHEDULE 5


Stipulations of the Parties: PLEASE SEE THE ATTACHED SUPPLEMENTARY PROVISIONS

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Party A (affix signature/seal):             Party B (affix signature/seal):



                                            Date:



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MAP


Floor plan:



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                                   SCHEDULE 5

SUPPLEMENTARY PROVISIONS TO THE SHENZHEN REAL ESTATE SALES AND PURCHASE CONTRACT


THESE SUPPLEMENTARY PROVISIONS TO THE SHENZHEN REAL ESTATE SALES AND PURCHASE CONTRACT ("SUPPLEMENTARY PROVISIONS") are formulated by Party A and Party B to supplement the Shenzhen Real Estate Sales and Purchase Contract ("CONTRACT") to which these Supplementary Provisions is attached.


1.      DEFINITIONS

In this Contract and these Supplementary Provisions, Party A and Party B shall be individually referred to as a "PARTY" and together as the "PARTIES". In addition, the terms below shall have the following meanings ascribed to them:

1.1 "AFFILIATE" means any company which, through ownership of voting stock or otherwise, directly or indirectly, is controlled by, under common control with, or in control of, a Party; the term "control" meaning ownership of fifty percent (50%) or more of the voting stock of a company, or the power to appoint or elect a majority of the directors of a company, or the power to direct the management of a company.

1.2     "BUILDING" means Wanli Industrial Building located in FFTZ.

1.3 "CANCELLATION DATE" means 30 June 2000 or such later date as mutually agreed in writing by the Parties.

1.4 "DELIVERY DATE" means the date on which Party A delivers the Leased Portion to Party B in accordance with the Tenancy Agreement or a later date as agreed in writing by the Parties, being the date on which vacant possession of the Transfer Portion is delivered to Party B WFOE (or Party B, as the case may be).

1.5 "ESCROW AGENT" means the Bank of East Asia, Shenzhen Branch or any other bank operated in Shenzhen as mutually agreed in writing by the Parties.

1.6 "ESCROW AGREEMENT" means an escrow agreement to be entered into among the Parties and the Escrow Agent in accordance with Article 2.2 of these Supplementary Provisions.

1.7     "ESCROWED FUNDS" means US$3,677,950 (i.e. US$8,500,000 x 43.27%) which shall be deposited by Party B with the Escrow Agent pursuant to Article
        2.3 of these Supplementary Provisions.

1.8     "FFTZ" means Futian Free Trade Zone, Shenzhen, PRC.



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1.9     "LAND PARCEL" means the land parcel on which the Building is located.

1.10 "LEASE TERM" means the term of the Tenancy as more particularly set out in the Tenancy Agreement.

1.11 "LEASED PORTION" means that portion of the Building representing 50.27 % of the total Building gross floor area which is to be leased by Party A to Party B WFOE (or Party B, as the case may be) pursuant to the Tenancy Agreement, as more particularly described in Schedule 7.

1.12 "MORTGAGEE" means the Agricultural Bank of China, Shenzhen Branch, China Everbright Bank, Shenzhen Branch and Shenzhen Development Bank, Shenzhen Branch.

1.13 "OPTION" means the option granted to Party B WFOE (or Party B, as the case may be) as referred to in Article 4.3 of these Supplementary Provisions.

1.14 "PARTY B WFOE" means a PRC wholly-foreign owned enterprise to be established by Party B in FFTZ.

1.15    "PAYMENT DATE" means 17 April 2000.

1.16    "STS" means Shenzhen STS Microelectronics Co., Ltd.

1.17 "STS LEASE" means the lease contract dated 9 March 1999 between Party A and STS, a copy of which is attached hereto as Attachment 3.

1.18 "STS PORTION" means that portion of the Building currently occupied by STS, representing approximately 6.46% of the total Building gross floor area.

1.19 "TENANCY" means the lease of the Leased Portion by Party A to Party B pursuant to the terms of the Tenancy Agreement.

1.20 "TENANCY AGREEMENT" means the Shenzhen Futian Free Trade Zone Premises Lease entered into by Party A and Party B for the lease of the Leased Portion on the date hereof, a copy of which is attached hereto as Attachment 1.

1.21 "TRANSFER PORTION" means the 5th to 7th Floor of the Building with an aggregate gross floor area of 10,796.31 square meters (representing approximately 43.27% of the total Building gross floor area) to be transferred by Party A to Party B pursuant to the terms of this Contract, as more particularly described in Articles 2 and 3 and
        Schedule 7 of this Contract.

1.22 "TRANSFER DATE" means the date on which FFTZ Land Planning Department issues the Real Estate Title Certificate of the Transfer Portion to Party B WFOE (or Party B, as the case may be), after this Contract has been duly registered with the FFTZ Land Planning Department.

1.23 "WAIVER" means a written waiver to be provided by STS to Party A and Party



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        B, a form of which is attached hereto as Attachment 2.

2.      TRANSFER AND PAYMENT OF TRANSFER PORTION

2.1 Within 14 days after the issue of the business license of Party B WFOE, the board of directors of Party B WFOE shall ratify and adopt this Contract. This Contract shall become binding on both Party A and Party B WFOE as if they (instead of Party A and Party B) were the original parties thereto. Party A agrees and acknowledges that, as from such date, Party B shall be released of all its obligations under this Contract.

2.2 The Parties shall enter into the Escrow Agreement within 7 days of the signing of this Contract, and the Escrow Agreement shall incorporate the relevant terms of this Contract, including Schedule 6 hereto.

2.3 The consideration of the transfer of the Transfer Portion (as stated in Article 4 of this Contract) ("CONSIDERATION") shall be paid by Party B to Party A in the following manner:



        (i) Party B shall pay the Escrowed Funds to the Escrow Agent on or before the Payment Date.

        (ii) The terms governing the deposit and release by the Escrow Agent of the Escrowed Funds deposited into the Escrow Account are set out in Schedule 6 hereof, and the Parties agree to comply with such terms.

        (iii) Within 7 days after the release of the Escrowed Funds by the Escrow Agent to Party A, Party A shall pay to Party B any amount in excess of the Consideration or Party B shall pay to Party A any amount in shortfall of the Consideration, as the case may be.

        (iv) Party B is deemed to have fulfilled its payment obligations under Article 4 of this Contract and Article 2.3 of these Supplementary Provisions upon remittance by Party B of the relevant payment amount from a bank designated by Party B to the Escrow Agent or Party A or upon presentation of a cheque by Party B to the Escrow Agent or Party A.

        (v) If Party B fails to pay the Escrowed Funds to the Escrow Agent on or before the Payment Date, Party B shall pay to Party A liquidated damages for late payment at the rate of 0.05% of the Escrowed Funds for each date of delay. If the delay in payment lasts for thirty (30) days or more, Party A shall have the right to terminate this Contract and claim the aforesaid liquidated damages and a default penalty equal to two percent (2%) of the Consideration from Party B.

2.4 If Party B WFOE has not been established on or before the Cancellation Date for whatever reason, Party B shall have the right to assume title to the Transfer Portion and obtain in its own name the Real Estate Title Certificate pursuant to Article 14 of this Contract, and Party B undertakes to inform the Escrow Agent after it has received such a Real Estate Title Certificate in its



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        own name.

2.5 Article 5 and Article 6 of this Contract shall be deleted in its entirety.

2.6     Article 7 of this Contract shall be amended as follows:

        "Article 7. Party A shall deliver vacant possession of the Transfer Portion to Party B WFOE (or Party B, as the case may be) on or before the Delivery Date."

2.7     Article 8 of this Contract shall be deleted in its entirety.

2.8 Articles 11, 12 and 13 of this Contract shall be amended and replaced to read as follows:

        "Article 11. If the actual floor area of the real estate delivered is larger or smaller than the area provided for herein, Party A or Party B shall have the right to demand that the other Party make up or refund the portion of the purchase price which corresponds to the difference in area. Party A represents and warrants to Party B that such deviance in the area of the Transfer Portion shall not exceed 5%, failing which Party B shall have the right to terminate this Contract and obtain full refund of the Escrowed Funds paid to the Escrow Agent and Party A undertakes to immediately inform the Escrow Agent in writing to release the Escrowed Funds to Party B. If the finishing of the real estate delivered is not according to the finishing standards stipulated in
        Schedule 3 hereto, Party B shall have the right to demand compensation from Party A for the portion of the price which corresponds to the difference in the level of the finishing.

        Article 12. Party A shall issue a receipt for full payment of the purchase price for the Transfer Portion after the Escrowed Funds have been released by the Escrow Agent to Party A in full and Party B has paid up any amount in shortfall of the Consideration in accordance with the terms herein.

        Article 13. Party A shall give a one-year maintenance warranty with respect to the Transfer Portion from the date of delivery of the Transfer Portion to Party B. If the Transfer Portion suffers damage not attributable to Party A, Party A may assist with repairs, but the repair expenses shall be borne by Party B itself."

2.9 Article 14 of this Contract shall be amended and replaced to read as follows:

        "Article 14. Party A shall submit an application to the Shenzhen FFTZ Administration Committee for registration of the transfer of the Transfer Portion in accordance with the terms of this Contract and the Supplementary Provisions attached hereto within 7 days after the signing of this Contract. After the transfer of title to the Transfer Portion has been registered with the relevant department of Shenzhen FFTZ Administration Committee, and a Real Estate Title Certificate is issued in the name of Party B WFOE (or Party B, as the case may be), Party B WFOE (or Party B, as the case may be) shall



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        legally have the rights of occupation, use, receipt of earnings and disposal."

2.10 Article 16, 17, 18 and Schedules 1, 2 and 4 shall be deleted in their entirety.

3.      INSPECTION, SIGNAGE, MANAGEMENT RIGHT AND RENOVATIONS

3.1 The Parties hereby acknowledge and confirm that before signing this Contract they had conducted and completed a joint inspection of the Transfer Portion and the Leased Portion.

3.2 Party A shall provide Party B at the time of delivery of the Transfer Portion approval documents evidencing that the Transfer Portion are in full compliance with PRC governmental requirements with respect to construction safety, environmental protection, building standard and fire safety and that the floor areas stated in this Contract are accurate and not misleading.

3.3 Party B shall be entitled to put out one or more signs, and to remove any existing signs, posters, etc., anywhere on, attached to or inside the Transfer Portion.

3.4 Forthwith after the delivery of the Transfer Portion and the Leased Portion by Party A to Party B, Party B shall have the sole right to manage the Building, provided that Party B shall manage the Building in accordance with applicable PRC laws and regulations.

3.5 Forthwith after the delivery of the Transfer Portion and the Leased Portion, Party B shall have the free and uninterrupted right to carry out any renovations to the Transfer Portion and the Leased Portion and increase the electricity and other utilities supply to the Building at any time provided that Party B has obtained the relevant PRC government approvals and that the relevant renovations will not alter the external appearances of the Building or damage the main structures of the Building. Party A is deemed to have given its consent to all such renovations shall use its best endeavours to assist Party B to obtain the relevant PRC government approvals. Party B undertakes to use its best endeavors to minimize any disturbances that may be caused to STS resulting from such renovations.

3.6 Upon issuance of Real Estate Title Certificate for the Transfer Portion to Party B WFOE (or Party B, as the case may be), Party A shall provide Party B WFOE (or Party B, as the case may be) with a full and uninterrupted right of access to the construction plans, maps, records, agreements and any other documents relating to the Building (including the right to make photocopies of such documents at Party B's or Party B WFOE's expense). Upon the exercise of the Option by Party B WFOE (or Party B, as the case may be) in accordance with Article 4.3 of these Supplementary Provisions, Party A shall deliver all such documents to Party B WFOE (or Party B, as the case may be) without any costs to Party B WFOE or Party B.

4.      OPTION ON LEASED PORTION AND STS PORTION



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4.1     Party A shall use its best efforts to vacate STS from the STS Portion.
        The reasonable costs associated with such vacation shall be borne by Party B WFOE, but only upon Party B WFOE's prior written consent.

4.2 Party A shall lease the STS Portion to Party B WFOE (or Party B, as the case may be), on the same terms and conditions stipulated in the Tenancy Agreement immediately after the STS Portion is vacated by STS.

4.3 Party B WFOE (or Party B, as the case may be) shall have an option ("OPTION") to purchase the Leased Portion and the STS Portion from Party A on or before the expiration of the first three years of the Lease Term in accordance with the following terms:

        (a) The Option may be exercised by Party B WFOE (or Party B, as the case may be) by way of a written notice to Party A on or before the expiration of the first three years of the Lease Term.

        (b) Following Party B WFOE's or Party B's written notice to Party A stating its intention to exercise the Option in accordance with
                Article 4.3(a) of these Supplementary Provisions, Party A agrees to enter into a separate purchase and sale contract with Party B WFOE (or Party B, as the case may be) for the transfer of the Leased Portion and the STS Portion. The terms of the transfer of the Leased Portion and the STS Portion shall be substantially the same as the terms governing the transfer of the Transfer Portion by Party A to Party B under this Contract. Party A agrees and acknowledges that Party B WFOE (or Party B, as the case may be) shall be the purchaser thereunder and shall take title of the Leased Portion and the STS Portion.

        (c) The consideration for the transfer of the Leased Portion and the STS Portion by Party A to Party B WFOE (or Party B, as the case may be) shall be RMB40,023,015 ("OPTION PRICE") less the full amount of the rental deposit and the aggregate amount of the rental payment already paid under the Tenancy Agreement by Party B WFOE (or Party B, as the case may be) as at the date of exercise of the Option by Party B WFOE (or Party B, as the case may be), which deduction shall be subject to the following limits:

                (i) 70% of the rental payment amounts actually paid by Party B WFOE (or Party B, as the case may be) to Party A in the first year of the Lease Term;

                (ii) 70% of the rental payment amounts actually paid by Party B WFOE (or Party B, as the case may be) to Party A in the second year of the Lease Term, if applicable;

                (iii) 50% of the rental payment amounts actually paid by Party B WFOE (or Party B, as the case may be) to Party A in the third year of the Lease Term, if applicable.

        All duties, fees and taxes associated with the transfer of the Leased Portion and the STS Portion upon exercise of the Option by Party B WFOE (or Party B, as the case may be) as contemplated under this Article 4.3 of these Supplementary Provisions shall be borne by the parties thereto as stipulated and listed in the relevant sale and purchase agreement.

4.4 Party A shall use its best endeavours to procure STS to provide the Parties with a duly executed Waiver on or before the Payment Date. If Party A fails to produce the Waiver to Party B on or before the Payment Date, Party B may elect to:

        (a) terminate this Contract. In such a case, neither Party shall have the right to claim any compensation against the other Party save for any antecedent breaches committed by either Party; or

        (b) continue with the purchase of Transfer Portion in accordance with this Contract. In such a case, Party A shall warrant and undertake to Party B that STS will not exercise its first right of refusal to lease or purchase Units A, B and C on the first floor of the Building (comprising an aggregate gross floor area of 2,130.48 square meters) or any other parts of the Building which STS may have under the STS Lease and applicable PRC laws and regulations and that Party B will be able to enjoy fully all its rights and benefits under this Contract without any interruption from STS (including, but not limited to, Party B's rights to lease and purchase the STS Portion in accordance with Articles 4.2 and 4.3 of these Supplementary Provisions).

4.5 If the Option has not been exercised by Party B WFOE (or Party B, as the case may be) pursuant to the terms herein, and the Tenancy either was terminated or has expired, Party A represents and warrants to Party B that Party B WFOE (or Party B, as the case may be) and subsequent users or occupiers of the Transfer Portion shall have full right of access to the Transfer Portion from public roads, through the front gate and the front door of the Building.

5.      TERMINATION

5.1 Party B shall have the right to terminate this Contract by written notification in writing to Party A if:

        (a)     Party A materially breaches a provision of this Contract;

        (b) the documents set out in Article 4 of Schedule 6 have not been provided in full to the Escrow Agent on or before the Cancellation Date; or

        (c) an event of Force Majeure (as defined in Article 5 hereof) continues for more than 3 months and the Parties cannot agree in writing as to how the rights and obligations of the Parties hereunder can be adjusted.

        in which case the Parties shall immediately instruct the Escrow Agent to release the Escrowed Funds and the accrued interest in the Escrow Account to Party B; provided however that Party B shall be entitled to all remedies under PRC law and reserve the right to claim against Party A if this Contract is terminated as a result of any of the events stated in sub-paragraphs 5.1(a) and (b) of these Supplementary Provisions.

5.2     Upon termination of this Contract by Party B in accordance with Articles
        4.4 and 5.1 of these Supplementary Provisions, if Party B already has obtained possession of the Transfer Portion in accordance with Article 7 of this Contract, Party B shall return possession of the Transfer Portion at the then existing state to Party A without further liability to Party B.

6.      REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES

6.1     Party A hereby represents, warrants and undertakes to Party B that:

        (a) immediately prior to the issue of the Real Estate Title Certificate to Party B WFOE (or Party B, as the case may be), it will be the sole and duly registered owner of the granted land use rights and the building ownership rights of the Transfer Portion, and there is no lien, charge or other encumbrances on such rights as of the date hereof, and upon the issue of the Real Estate Title Certificate to Party B WFOE (or Party B, as the case may be), and if the Option is exercised by Party B, then immediately prior to the transfer of the Leased Portion and the STS Portion to Party B WFOE (according to Section 4 of these Supplementary Provisions), Party A shall be the sole and registered owner of the granted land use rights and building ownership rights of the Leased Portion and STS Portion and there will be no lien, charge or other encumbrances on such rights as of the effective date of the transfer thereof;

        (b) it has all requisite power, authority and approval required to enter into this Contract and has all requisite power, authority and approval to perform fully each of its obligations hereunder;

        (c) it has taken all action necessary to authorize it to enter into this Contract and its representative whose signature is affixed hereto is fully authorized to sign such documents;

        (d) the provisions of this Contract shall constitute its legal and binding obligations;

        (e) there is no lawsuit, arbitration, or legal, administrative or other proceeding or governmental investigation pending or, to the best of its knowledge, threatened against it with respect to the subject matter of this Contract or that would affect in any way its ability to enter into or perform this Contract;

        (f) the transactions contemplated hereunder can be lawfully and effectively carried out by the Parties and Party B WFOE under the PRC laws and regulations without undue or unreasonable costs to the Parties or Party B WFOE;

        (g)     the Transfer Portion shall meet the following specifications:

                (i) term of granted land use rights: 50 years, commencing from 29 September 1997 until 28 September 2047

                (ii)    use: industrial

                (iii)   plot ratio: 2.62

                (iv)    site coverage: 33%

                (v)     maximum height of building: 31.9 meters

                (vi) assignability and transferability: Party B may at any time freely sell, lease, transfer or mortgage the granted land use rights and the building ownership of the Transfer Portion to any legal person

                (vii) environmental fitness: compliance with PRC legal requirements

                (viii) water and power supply: power supply of 2,000 KVA; water supply from the local government network and self-equipped water pumping station

                (ix) communications: each unit is equipped with 5 to 10 telephone lines

                (x) other building specifications (including fixtures) as listed in Attachment 4 hereof.

        (h) site formation works and connection of electricity and water supplies to the boundary of Land Parcel will be completed before delivery of vacant possession of the Transfer Portion;

        (i) upon issuance of Real Estate Title Certificate for the Transfer Portion to Party B WFOE, Party B WFOE will acquire unencumbered ownership of the Transfer Portion;

        (j) there is no existing or latent environmental damage or hazard on the Land Parcel or in the areas surrounding the Land Parcel, and that Party B and Party B WFOE shall not be liable for any environmental liability in connection with the Land Parcel or the surrounding areas of the Land Parcel, including, without limitation, liability arising out of the disposal of polluted wastes on or in the area surrounding the Land Parcel or elsewhere to the extent the cause of such environmental liability occurred prior to the Transfer Date;

        (k) the layout, design, construction and operation of the Transfer Portion, the Leased Portion and the STS Portion are in full compliance with all requirements of relevant governmental authorities for land administration, water and soil conservation, construction standards, fire prevention and work safety;

        (l) prior to and including the Transfer Date, Party A shall pay and discharge all taxes and fees related to the Land Parcel and the Transfer Portion, including but not limited to, effecting or otherwise relating to, their transfer to Party B WFOE so that no payments of any such taxes and fees are required from Party B WFOE or any third party regarding the transfer of the Transfer Portion;

        (m) STS Lease represents the only and the complete lease agreement between STS and Party A with respect to the STS Portion, and STS's right to lease the STS Portion shall expire on 1 April 2002, at which time STS shall be required to vacate the STS Portion under the STS Lease, subject to the terms of the STS Lease;

        (n) Party A shall not amend, extend or agree to amend or extend the terms of the provisions of STS Lease without Party B's prior written consent;

        (o) the Building has remained in the same state and condition since the date of joint inspection by both Parties referred to in
                Article 3.1 of these Supplementary Provisions and up to the Delivery Date; and

        (p) save for an existing mortgage created over the first and third floor of the Building in favour of the Mortgagee, the Building is not currently subject to any other mortgages, charges, encumbrances and third party rights.

6.2 Party A hereby indemnifies fully and holds harmless Party B and Party B WFOE from and against all claims, demands, actions, damages, losses (including loss of profit), liabilities, penalties and expenses sustained by Party B or Party B WFOE directly or indirectly in respect of any breach by Party A of any of the above provisions of this Contract, particularly this Article 6.

7.      GOVERNING LAW AND DISPUTE RESOLUTIONS

7.1 This Contract and these Supplementary Provisions shall be governed by and construed in accordance with the laws of the PRC.

7.2     Article 23 of this Contract shall be amended and replaced as follows:

        "Article 23.(i) In the event any dispute arises in connection with the interpretation or implementation of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the dispute is not resolved in this manner within sixty (60) days after the date on which one Party has served written notice on the other Party for the commencement of consultations, then either Party may refer the dispute to arbitration in accordance with the provisions of
                        Article 23 of this Contract.

                (ii) With respect to any disputes which have not been resolved through consultations, they shall be submitted for arbitration to the China International Economic And Trade Arbitration Commission (hereinafter referred to as ARBITRATION INSTITUTE) in Shanghai, for final decision pursuant to the provisions of its arbitration rules.

                        The arbitration shall also be conducted in accordance with the following provisions:

                        (a) the arbitrators shall refer to the Chinese and English texts of this Contract and the Supplementary Provisions;

                        (b) all proceedings in any arbitration shall be conducted in English and Mandarin Chinese; and

                        (c) there shall be three (3) arbitrators. Party A and Party B shall each select one (1) arbitrator. The third arbitrator shall be appointed by the Arbitration Institute and shall serve as chairman of the arbitration tribunal."

                (iii) The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly.

                (iv) The costs of arbitration shall be borne by the Party or Parties as designated in the arbitration award.

                (v) When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights, and fulfil their remaining respective obligations under this Contract and the Supplementary Provisions."

8.      FORCE MAJEURE

8.1     Article 9 of this Contract shall be replaced as follows:

        "Article 9. (i) In the event that Party A or Party B shall be rendered unable to
                        perform or perform within the stipulated time the whole or any part of its obligations under this Contract by reason of force majeure, including serious fires not originating in the Transfer Portion, severely bad weather, floods, earthquakes, plagues or other contagious diseases, wars, acts of government, and any other causes of such nature (the occurrence or result of which being unforeseeable and unavoidable, as well as insurmountable by human efforts), the time limit for the performance of this Contract or any provision thereof should be extended for a period corresponding to the effects of such cause.

                (ii) The Party affected by the event of force majeure shall inform the other Party in the shortest possible time after the occurrence of such event and provide the other party with documents sufficiently evidencing the cause, nature and severity of the occurrence of such event as soon as possible.

                        Upon the occurrence of an event of force majeure, the Parties shall use their best endeavours to reduce the effects of such event on the performance of this Contract to a minimum."

9.      NOTICE

9.1 Any notice or written communication provided for in this Contract from one Party to the other Party shall be made in writing in English and Chinese and sent by courier service delivered letter, or by facsimile or electronic mail with a confirmation copy sent by courier service delivered letter. The date of a notice or communication hereunder shall be deemed to the date when the notice is sent or dispatched, whether by courier service, facsimile or electronic mail. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party.

        SHENZHEN LIBAOYI INDUSTRY DEVELOPMENT CO., LTD.
        No.2 Feng Huang Road,
        Futian Free Trade Zone,
        Shenzhen, PRC

        Facsimile No:        (86755) 359-2282
        Attention:           Mr. Wang Bao Cheng / Mr. Wang Jin Cheng


        NEW FOCUS INC.
        c/o New Focus Pacific Co., Ltd.
        Building R3-B, Unit A, 1st Floor,
        Shenzhen High-Tech Industrial Park,
        Nanshan District, Shenzhen, PRC

        Facsimile No:        (86755) 652-5150

        Attention:       Mr. Hui (Tom) Tang
        Email Address:   htang@newfocus.com

10.     DUTIES AND FEES

10.1 All duties, fees and taxes associated with the transfer of the Transfer Portion as contemplated under this Contract shall be borne by Party A and Party B WFOE as stipulated and listed in Schedule 8 hereof.

11.     EXCLUSIVITY AND NON ASSIGNABILITY

11.1 Upon execution of this Contract, Party A shall be bound to deal exclusively with Party B and Party B WFOE, and Party A shall be prohibited from contacting, approaching, liaising or otherwise communicating with any other party or person or signing any contract and agreement, letter of intent, memorandum of understanding or any written document in any manner and in any form whatsoever in relation to the lease and/or the transfer of the Transfer Portion, the Leased Portion and the STS Portion, save as provided herein or under the Tenancy Agreement.

11.2 Upon execution of this Contract until the expiration or early termination of the Tenancy (as the case may be), Party A undertakes with Party B that it shall not assign, lease, transfer, or otherwise charge, mortgage or encumber or use as a security for indebtedness the aggregate of which is in excess of the Option Price the Transfer Portion, Leased Portion and the STS Portion, its interests in this Contract and the Tenancy Agreement respectively, except for this Contract, the Tenancy Agreement and the STS Lease.

12.     CONFIDENTIALITY

12.1 The Parties shall agree to keep this Contract and all information exchanged in connection therewith confidential at all times.

12.2 The Parties shall further agree to co-ordinate with each other on all press releases and other public announcements to be made in connection with this Contract.

13.     MISCELLANEOUS

13.1 Article 24 of this Contract shall be deleted in its entirety and replaced as follows:

        "Article 24. The Schedules and Attachments attached hereto are an integral part of this Contract and have the same binding force of this Contract. This Contract, including the Supplementary Provisions, the Schedules and the Attachments attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior discussions, negotiations and agreements between them. In the event of any discrepancy between the Supplementary Provisions and other provisions of this Contract, the provisions of these Supplementary Provisions shall prevail."

13.2 To the extent permitted by Chinese law, failure or delay on the part of any of the Parties hereto to exercise a right, power or privilege under this Contract shall not operate as a waiver thereof; nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof.

13.3 This Contract may not be assigned in whole or in part by any Party without the prior written consent of the other Party hereto, except that Party B may assign its interests in this Contract to its Affiliate without prior written consent from Party A. In the latter case, Party B shall provide an advance written notice to Party A and shall procure its Affiliate to comply with and perform all the obligations imposed upon Party B in this Contract.

13.4 This Contract are made for the benefit of the Parties and their respective lawful successors and assignees and are legally binding on them. This Contract may not be changed orally, but only by a written instrument signed by the Parties.

13.5 The invalidity of any provision of this Contract shall not affect the validity of any other provision of this Contract.

13.6    Article 25 of this Contract shall be replaced as follows:

        "This Contract is executed in the Chinese language in five (5) originals and in the English language in five (5) originals. Both language versions shall be equally authentic. In the event of any discrepancies between the two versions, the Chinese version shall prevail. Party A, Party B, the notary public's office (in the case of a real estate sales and purchase contract with a foreign element) and the Shenzhen Futian Free Trade Zone Administration shall each hold at least one copy of each language version of this Contract."

IN WITNESS WHEREOF, each of the Parties hereto have caused these Supplementary Provisions to be executed by their duly authorized representatives on the date first set forth above.

SHENZHEN LIBAOYI INDUSTRY                   NEW FOCUS INC.
DEVELOPMENT CO.,LTD.                        (FOR ITSELF AND ON BEHALF OF ITS
                                            WHOLLY FOREIGN-OWNED ENTERPRISE TO
                                            BE ESTABLISHED IN FUTIAN FREE TRADE
                                            ZONE, SHENZHEN)




By: /s/ WANG BAO CHENG                      By: /s/ BOB MA
   ---------------------------------           ---------------------------------
Name: Wang Bao Cheng                        Name: Bob Ma
Title: Chairman                             Title: General Manager
Nationality: China                          Nationality: USA


Adopted and ratified by the Board of Directors of Party B WFOE upon its establishment

[NAME OF PARTY B WFOE]



------------------------------------

By:
   ---------------------------------
Name:
Title:
Nationality:

                                   SCHEDULE 6

                        TERMS GOVERNING THE ESCROW FUNDS


1. Party B shall pay the Escrowed Funds to the Escrow Agent in accordance with this Contract.

2. The Escrow Agent shall agree to hold the Escrowed Funds and any moneys arising from interest accrued in respect of the Escrowed Funds in escrow on the terms and subject to the conditions of this Schedule 6.

3. The Escrowed Funds shall be placed in a fixed term seven daysi interest-bearing or a similar interest bearing US Dollar deposit account (i.e. the Escrow Account) and on each occasion when the deposit matures, it shall be renewed for the same maturity period unless and until the Escrow Agent receives further instructions as herein provided.

4. Subject to Article 5 and Article 6 of this Schedule 6, the Escrow Agent shall release and pay the Escrowed Funds and all the accrued interests in the Escrow Account to Party A only upon the satisfaction of all the following conditions:-

        (i) this Contract has been duly registered with by the FFTZ Land Planning Department, the Real Estate Title Certificate in respect of the Transfer Portion has been issued by the FFTZ Land Planning Department in the name of Party B WFOE (or Party B, in which case Party B shall notify the Escrow Agent in writing of its intention to take title of the Transfer Portion in Party B's own name), and certified copies of this Contract and the Real Estate Title Certificate, as well as evidence of the registration of this Contract have been provided by the Parties to the Escrow Agent;

        (ii) the Real Estate Title Certificate and Lease Registration Certificates in respect of the Lease Portion and STS Portion has been issued by FFTZ Land Planning Department in the name of Party A, certified copies of which have been forwarded by Party A to Party B and to the Escrow Agent;

        (iii) the Tenancy Agreement in respect of the Leased Portion is duly executed simultaneously with this Contract and is duly registered, and a copy of the Tenancy Agreement and evidence of its registration have been provided to the Escrow Agent by the Parties;

        (iv) Party B has obtained a satisfactory written undertaking issued by the Mortgagee acknowledging (1) its consent to the leasing of the Leased Portion by Party A to Party B in accordance with the Tenancy Agreement and the granting by Party A to Party B of the Option to purchase the Leased Portion in accordance with this Contract; and (2) its agreement to enable Party B to exercise the Option in accordance with this Contract, and a copy of such written undertaking has been forwarded to the Escrow Agent;

        (v) Party B has obtained a satisfactory legal opinion from its PRC legal counsel confirming the validity, legality and enforceability of the sale of the Transfer Portion, the Waiver and the Option contemplated in this Contract and the Supplementary Provisions and the lease transaction contemplated in the Tenancy Agreement, and a copy of the legal opinion has been forwarded to the Escrow Agent;

        (vi) Party B has informed the Escrow Agent in writing that Party A has delivered possession of the Transfer Portion to Party B WFOE (or Party B, as the case may be) in accordance with Article 7 of this Contract; and

        (vii) Both Parties have informed the Escrow Agent that the representations and warranties made by Party A under this Contract (including those contained in the Supplementary Provisions) remain true and accurate as of the Transfer Date.

5. The Escrow Agent shall release and pay the Escrowed Funds and the accrued interests in the Escrow Account to Party B:

        (i) on the first business day after the Cancellation Date if the Escrow Agent has not received all the documents set out in
                Article 4 of this Schedule 6, or the conditions therein have not been fulfilled.

6. Save as otherwise provided in this Contract, the Escrowed Funds shall be dealt with only upon the joint written direction of Party B and Party A.

7. Party A and Party B agree to equally share any fees which may be payable to the Escrow Agent for the performance of its obligations and duties under the escrow arrangement described in this Schedule 6.

8. Both Parties shall not unreasonably withhold or delay the production of the relevant documents to the Escrow Agent set out in Article 4 of this
        Schedule 6.

                                   SCHEDULE 7

         DESCRIPTION OF TRANSFER PORTION, LEASED PORTION AND STS PORTION

A.      DESCRIPTION OF LAND PARCEL AND BUILDINGS

1.      Location

        No.2 Feng Huang Road, Futian Free Trade Zone, Shenzhen, PRC.

2.      Land Plot

        Lot No. B105-93(2). Approximately 9,520.8 square meters, subject to final survey.

3.      Gross Floor Area of Building

        Approximately 24,947.37 square meters, subject to final survey.

4.      Physical Completion

        Shenzhen Libaoyi Industry Development Co., Ltd. is the owner of Wanli Industrial Building with 100% title to it, all of which can be provided for New Focus Inc.'s use.

B.      PORTION OF BUILDING TO BE TRANSFERRED

        43.27% of the whole of Wanli Industrial Building

1.      Land Plot

        Approximately 4,119.65 square meters, subject to final survey.

2.      Gross Floor Area of Transfer Portion

        Approximately 10,796.31 square meters, subject to final survey.

3.      Physical Completion

        Completed building, ready for immediate use.

C.      PORTION OF BUILDING TO BE LEASED

1.      Location

        50.27% of the whole of Wanli Industrial Building.

2.      Land Plot

        Approximately 4,786.10 square meters, subject to final survey.

3.      Gross Floor Area of Leased Portion

        Approximately 12,537.06 square meters, subject to final survey.

4.      Physical Completion

        Completed building, ready for immediate use.

D.      PORTION CURRENTLY OCCUPIED BY STS

1.      Location

        Units A and B on the first floor of Wanli Industrial Building, comprising a 6.46% of the whole of Wanli Industrial Building.

2.      Land Plot

        Approximately 615.04 square meters, subject to final survey.

3.      Gross Floor Area of STS Portion

        Approximately 1,614 square meters, subject to final survey.

4.      Physical Completion

        Completed building, ready for immediate use.

                                   SCHEDULE 8

                            LIST OF FEES AND CHARGES

                   TAXES AND FEES TO BE LEVIED IN THE COURSE
                     OF THE TRANSFER OF THE TRANSFER PORTION

                                                                            Party subject
                                                            Basis for       to levy of tax
                             Tax and fee rate (amount)      calculation     & fee
                             -------------------------      -----------     --------------
  1      Business tax        5%                             Transfer        Party A
                                                            price

  2      Land                According to the tax rate      Rise in         Party A
         Value-added Tax     specified in the               value
                             iDetailed Implementing
                             Rules of the Interim
                             Provision on Land
                             Value-added taxi

  3      Stamp               Seller and buyer will          Transfer        Party A and
                             each have to pay 0.05%         price           Party B / Party
                                                                            B WFOE will
                                                                            each pay 0.05%

  4      Notarisation        0.2 - 0.3%                     Transfer        Party B / Party
         fee                                                price           B WFOE

  5      Deed tax            1%                             Transfer        Party B / Party
                                                            price           B WFOE
  6      Construction        0.05%                          Business        Party A
         tax                                                tax
  7.     Registration        0.1%                           Transfer        Party B / Party
         fee                                                price           B WFOE

                                  ATTACHMENT 1

                                TENANCY AGREEMENT

                                  ATTACHMENT 2

                                  WAIVER BY STS

         [on the letterhead of Shenzhen STS Microelectronics Co., Ltd.]

[Date]

To:     1. Shenzhen Libaoyi Industry Development Co., Ltd. ("LiBaoYi")

        2. New Focus Inc. ("NF")

Dear Sirs,

RE:     WAIVER OF FIRST RIGHT OF REFUSAL TO PURCHASE/LEASE

We refer to the Premises Lease Contract ("Lease") executed between us and LiBaoYi on 9 March 1999 for the lease of certain premises ("Property") at Wanli Industrial Building as described in the Lease, a copy of which is attached hereto.

Pursuant to Article 15 of the Lease and under PRC law, we have the first right of refusal to purchase the Property in the event that LiBaoYi intends to transfer part or the whole of the same. In this regard, we hereby irrevocably and unconditionally waive our said first right of refusal against and over NF in respect of NF's purchase of the Property now and in the future.

Also, pursuant to Article 4 of the Attachment to the Lease, we have the first right of refusal to lease and purchase 516.48m(2) of floor space being Unit C on the first floor of Wanli Industrial Building. We hereby irrevocably and unconditionally waive our said first right of refusal against and over NF in respect of NF's lease or purchase of the said floor space now and in the future.

In addition, we hereby waive any other prior rights that we may have under relevant PRC laws and regulations against and over NF in respect of the purchase of the Property from LiBaoYi now and in the future.

Finally, we confirm that the term of the Lease shall expire on 1 April 2002 and we agree to vacate the premises on or before that date.


Yours faithfully,


                                    (chop)
------------------------------------
[Shenzhen STS Microelectronics Co., Ltd.]

                                  ATTACHMENT 3

                                    STS LEASE

                                  ATTACHMENT 4

                   BUILDING SPECIFICATION (INCLUDING FIXTURES)



1.      Two 3-tonne goods elevator and two 2-tonne goods elevators

2.      Automatic sprinkler system, fire hydrant system

3. Hi-and-low Voltage Electricity Supply System and Equipment (including self-equipped electricity system)

4.      Equipment inside the water pump room:

        Names                        Output       Pipe width       m2/h        Quantity
        -----                        ------       ----------       ----        --------

        Living water pump            7.5 kW          100            33            2

        Fire hydrant pump             30 kW          150            108           2

        Sprinkler pump                37 kW          150            108           2

        Water discharge pump         2.2 kW

5.      Diesel generator:            150 kW

6. There are power distribution boxes in the Building. Each of floors 1-7 has four distribution boxes, and each unit has one box. Each box has a three-phase, five-wire power source, of which the ground wire has been substituted by a steel bar.



                                       25